Exhibit 99

NEWS RELEASE

CSL009017

10/07/09

Carlisle Companies Elects Robin J.  Adams to Board of Directors

CHARLOTTE, NORTH CAROLINA, October 7, 2009… Carlisle Companies Incorporated (NYSE:CSL) announced today that Robin J. Adams, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of BorgWarner, Inc., has been elected to its Board of Directors, effective immediately. Mr. Adams also serves as a member of BorgWarner’s Board of Directors and on the Supervisory Board of BERU Ag.  BorgWarner is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide, headquartered in Auburn Hills, Michigan with 2008 net sales of $5.3 billion.

David A. Roberts, Carlisle’s Chairman, President and CEO, commented: “We are pleased to have Robin join our board. His wide range of financial experience and expertise, coupled with his 30 years of worldwide industry experience, will serve our shareholders well as we expand our company globally.”

Carlisle is a diversified global manufacturing company serving the construction materials, commercial roofing, specialty tire and wheel, power transmission, heavy-duty brake and friction, heavy-haul truck trailer, refrigerated truck body, foodservice, aerospace, and test and measurement industries.

CONTACT:	Steven J. Ford
Vice President & Chief Financial Officer
Carlisle Companies Incorporated
(704) 501-1100

http://www.carlisle.com